Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 14, 2020, GATX Corporation ("GATX") completed the sale of its American Steamship Company (“ASC”) business to Rand Logistics, Inc., for approximately $260 million in cash, subject to customary post-closing adjustments. The accompanying pro forma condensed consolidated financial statements illustrate the effect of the disposition on GATX's financial position as of March 31, 2020 and results of its operations for the three months ended March 31, 2020 and for each of the years ended December 31, 2019, 2018, and 2017.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 gives effect to the sale as if it had occurred at that date. The unaudited pro forma condensed consolidated statements of operations for the three-months ended March 31, 2020 and the fiscal year ended December 31, 2019 give effect to the sale as if it had occurred on January 1, 2019. The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2018 and 2017 are presented for purposes of eliminating the effect of ASC's operations.

In accordance with SEC regulations, these unaudited pro forma condensed consolidated financial statements reflect adjustments to the extent they are directly attributable to the sale, are factually supportable and, for statement of operations purposes, are expected to have a continuing impact on GATX's results of operations. The “As Filed” column in the unaudited pro forma condensed consolidated financial statements reflects GATX's historical condensed consolidated financial statements for the periods presented and does not reflect any adjustments related to the sale and related events.

These unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the results that would actually have been obtained had the sale been completed on the assumed date or for the periods presented, or which may be realized in the future. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of GATX included in its Annual Report on Form 10-K for the year ended December 31, 2019 and quarterly report on Form 10-Q for the quarter ended March 31, 2020.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AT MARCH 31, 2020
(In millions)

	As Filed	Pro Forma Adjustments (Note 2)	Pro Forma
Assets
Cash and Cash Equivalents	$570.7	$261.8	$832.5
Receivables
Rent and other receivables	76.9	(2.4)	74.5
Finance leases (as lessor)	66.8	—	66.8
Less: allowance for losses	(6.2)	—	(6.2)
	137.5	(2.4)	135.1

Operating Assets and Facilities	9,972.5	(387.6)	9,584.9
Less: allowance for depreciation	(3,222.1)	126.3	(3,095.8)
	6,750.4	(261.3)	6,489.1
Lease Assets (as lessee)
Right of use assets, net of accumulated depreciation	402.8	(2.2)	400.6
Finance leases, net of accumulated depreciation	—	—	—
	402.8	(2.2)	400.6

Investments in Affiliated Companies	532.4	—	532.4
Goodwill	80.6	—	80.6
Other Assets	243.5	(34.9)	208.6
Total Assets	$8,717.9	$(39.0)	$8,678.9

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$120.6	$(5.7)	$114.9
Debt
Commercial paper and borrowings under bank credit facilities	275.5	—	275.5
Recourse	5,043.7	—	5,043.7
	5,319.2	—	5,319.2
Lease Obligations (as lessee)
Operating leases	399.3	(2.8)	396.5
Finance leases	—	—	—
	399.3	(2.8)	396.5

Deferred Income Taxes	930.2	(37.7)	892.5
Other Liabilities	117.6	(1.2)	116.4
Total Liabilities	6,886.9	(47.4)	6,839.5
Total Shareholders’ Equity	1,831.0	8.4	1,839.4
Total Liabilities and Shareholders’ Equity	$8,717.9	$(39.0)	$8,678.9

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2020
(In millions, except per share data)

	As Filed	Pro Forma Adjustments (Note 3)	Pro Forma
Revenues
Lease revenue	$271.7	$(1.0)	$270.7
Marine operating revenue	11.8	(8.5)	3.3
Other revenue	25.4	—	25.4
Total Revenues	308.9	(9.5)	299.4
Expenses
Maintenance expense	86.6	(0.8)	85.8
Marine operating expense	10.4	(6.3)	4.1
Depreciation expense	80.4	—	80.4
Operating lease expense	13.3	—	13.3
Other operating expense	8.5	—	8.5
Selling, general and administrative expense	42.4	(2.0)	40.4
Total Expenses	241.6	(9.1)	232.5
Other Income (Expense)
Net gain on asset dispositions	27.4	—	27.4
Interest expense, net	(46.8)	1.3	(45.5)
Other expense	(8.2)	0.2	(8.0)
Income before Income Taxes and Share of Affiliates’ Earnings	39.7	1.1	40.8
Income taxes	(12.9)	(0.2)	(13.1)
Share of affiliates’ earnings, net of taxes	19.5	—	19.5
Net Income	$46.3	$0.9	$47.2

Share Data
Basic earnings per share	$1.33		$1.35
Average number of common shares	34.9		34.9
Diluted earnings per share	$1.31		$1.33
Average number of common shares and common share equivalents	35.4		35.4

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2019
(In millions, except per share data)

	As Filed	Pro Forma Adjustments (Note 3)	Pro Forma
Revenues
Lease revenue	$1,092.7	$(4.2)	$1,088.5
Marine operating revenue	195.7	(187.5)	8.2
Other revenue	105.4	—	105.4
Total Revenues	1,393.8	(191.7)	1,202.1
Expenses
Maintenance expense	338.9	(24.5)	314.4
Marine operating expense	133.2	(114.3)	18.9
Depreciation expense	331.9	(10.6)	321.3
Operating lease expense	54.4	—	54.4
Other operating expense	31.3	—	31.3
Selling, general and administrative expense	188.6	(8.2)	180.4
Total Expenses	1,078.3	(157.6)	920.7
Other Income (Expense)
Net gain on asset dispositions	62.1	(10.5)	51.6
Interest expense, net	(186.6)	6.1	(180.5)
Other expense	(7.9)	0.6	(7.3)
Income before Income Taxes and Share of Affiliates’ Earnings	183.1	(37.9)	145.2
Income taxes	(48.4)	7.5	(40.9)
Share of affiliates’ earnings, net of taxes	76.5	—	76.5
Net Income	$211.2	$(30.4)	$180.8

Share Data
Basic earnings per share	$5.92		$5.07
Average number of common shares	35.7		35.7
Diluted earnings per share	$5.81		$4.97
Average number of common shares and common share equivalents	36.4		36.4

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018
(In millions, except per share data)

	As Filed	Pro Forma Adjustments (Note 3)	Pro Forma
Revenues
Lease revenue	$1,087.8	$(4.1)	$1,083.7
Marine operating revenue	196.0	(181.7)	14.3
Other revenue	77.1	—	77.1
Total Revenues	1,360.9	(185.8)	1,175.1
Expenses
Maintenance expense	321.8	(22.6)	299.2
Marine operating expense	130.9	(114.1)	16.8
Depreciation expense	321.9	(10.6)	311.3
Operating lease expense	49.6	—	49.6
Other operating expense	33.1	—	33.1
Selling, general and administrative expense	191.1	(8.6)	182.5
Total Expenses	1,048.4	(155.9)	892.5
Other Income (Expense)
Net gain on asset dispositions	72.8	(0.1)	72.7
Interest expense, net	(168.6)	5.7	(162.9)
Other expense	(21.6)	(0.1)	(21.7)
Income before Income Taxes and Share of Affiliates’ Earnings	195.1	(24.4)	170.7
Income taxes	(34.1)	3.6	(30.5)
Share of affiliates’ earnings, net of taxes	50.3	—	50.3
Net Income	$211.3	$(20.8)	$190.5

Share Data
Basic earnings per share	$5.62		$5.07
Average number of common shares	37.6		37.6
Diluted earnings per share	$5.52		$4.98
Average number of common shares and common share equivalents	38.3		38.3

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017
(In millions, except per share data)

	As Filed	Pro Forma Adjustments (Note 3)	Pro Forma
Revenues
Lease revenue	$1,098.1	$(4.1)	$1,094.0
Marine operating revenue	193.4	(168.4)	25.0
Other revenue	85.4	—	85.4
Total Revenues	1,376.9	(172.5)	1,204.4
Expenses
Maintenance expense	328.3	(22.2)	306.1
Marine operating expense	131.0	(106.2)	24.8
Depreciation expense	307.3	(12.0)	295.3
Operating lease expense	62.5	(1.8)	60.7
Other operating expense	34.4	—	34.4
Selling, general and administrative expense	180.0	(7.6)	172.4
Total Expenses	1,043.5	(149.8)	893.7
Other Income (Expense)
Net gain on asset dispositions	54.1	1.9	56.0
Interest expense, net	(160.5)	5.2	(155.3)
Other expense	(12.6)	(1.3)	(13.9)
Income before Income Taxes and Share of Affiliates’ Earnings	214.4	(16.9)	197.5
Income taxes	243.7	(17.3)	226.4
Share of affiliates’ earnings, net of taxes	43.9	—	43.9
Net Income	$502.0	$(34.2)	$467.8

Share Data
Basic earnings per share	$12.95		$12.07
Average number of common shares	38.8		38.8
Diluted earnings per share	$12.75		$11.88
Average number of common shares and common share equivalents	39.4		39.4

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

GATX CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

The unaudited pro forma condensed balance sheet of GATX as of March 31, 2020 and unaudited pro forma condensed consolidated statements of income of GATX for the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017 give effect to the sale of the assets and liabilities, as well as the discontinuance of operations, of ASC.

The unaudited pro forma condensed consolidated balance sheet assumes the sale of ASC occurred on March 31, 2020 and the unaudited pro forma condensed consolidated statements of income for the three-months ended March 31, 2020 and the fiscal year ended December 31, 2019 give effect to the sale as if it had occurred on January 1, 2019. The unaudited pro forma condensed consolidated statements of income for the fiscal years ended December 31, 2018 and 2017 are presented for purposes of eliminating the effect of ASC's operations.

In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of substantially all the assets and liabilities of ASC on the historical financial information of GATX. The unaudited pro forma condensed consolidated financial statements do not necessarily represent what GATX's financial position or results of operations would have been had the sale of ASC occurred on such dates or project GATX's financial position or results of operations at or for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with historical consolidated statements of GATX.

NOTE 2. Pro Forma Condensed Consolidated Balance Sheet Adjustments

The adjustments to the unaudited pro forma condensed consolidated balance sheet reflect the elimination of the assets and liabilities of ASC as of March 31, 2020 for the estimated net cash proceeds determined as of May 14, 2020, the transaction closing date. As a result, actual amounts will likely vary from these pro forma adjustments.

(a) The estimated net cash proceeds resulting from the sale of ASC is approximately $261.9 million. This represents estimated cash proceeds less estimated costs resulting from the sale. Such costs are comprised of net customary purchase price adjustments, as well as direct and indirect expenses expected to be incurred in 2020, subsequent to the May 14, 2020 closing date. Actual amounts incurred may differ from these estimates.

(b) The adjustment to shareholders' equity on the pro forma condensed consolidated balance sheet reflects a pro forma net gain on sale of $8.4 million, net of income taxes. The pro forma gain on sale is calculated based on the estimated net proceeds, the net book value of the assets and liabilities of ASC at March 31, 2020, and applicable estimated income taxes.

GATX expects to report an actual net gain of approximately $2.3 million during the three-month period ended June 30, 2020 as a result of the sale based on the net book value of ASC's assets and liabilities as of May 14, 2020. The difference from the pro forma net gain is attributable to ASC's operating results and investing activity from March 31, 2020 through the date of the sale and the timing of recognition of certain expenses related to the sale of ASC.

NOTE 3. Pro Forma Condensed Consolidated Statements of Income Adjustments

The pro forma condensed consolidated statements of income assume that the sale of ASC occurred as of January 1, 2019. The statements of income do not include the gain on disposal or costs related to the sale as they are considered to be nonrecurring in nature. Actual amounts could vary from these pro forma adjustments.

The pro forma adjustments reflect the elimination of ASC's operations for each period presented. Income tax expense attributable to ASC's operations is based on GATX's allocation of applicable income taxes from GATX's consolidated operations during the respective periods. Actual amounts could vary from these pro forma adjustments.